Exhibit 24


                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ARTHUR C. MARTINEZ, GARY L. CRITTENDEN, MICHAEL D. LEVIN, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company and the Sears 401(k) profit SHARING Plan (the "Plan") to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under the Securities Act of common shares of the Company acquired or to be acquired by the Plan for its participants and participations in the Plan to be offered to employees upon becoming eligible for participation, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to (i) one or more registration statements, or any amendments or post-effective amendments thereto, to be filed in respect of the common shares of the Company and participations in the Plan; (ii) the prospectuses or any amendments, supplements or revisions thereof which are part of any such registration statements; (iii) any amendment or post-effective amendment to any registration statement heretofore filed under the Securities Act with respect to common shares of the Company and participations in the Plan; and (iv) any prospectus or any amendment, supplement or revision thereof which is a part of any registration statement (as the same may have been amended) heretofore filed under the Securities Act with respect to common shares of the Company and participations in the Plan; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 14th day of May 1998.

                          Name                              Title
/s/ARTHUR C. MARTINEZ                              Chairman of the Board of
Arthur C. Martinez                                 Directors, President and
                                                   Chief Executive Officer
                                                   (Principal Executive
                                                   Officer)

/s/GARY L. CRITTENDEN                              Executive Vice President
Gary L. Crittenden                                 and Chief Financial Officer
                                                   (Principal Financial
                                                   Officer)

/s/JAMES A. BLANDA                                 Vice President and
James A. Blanda                                    Controller (Principal
                                                   Accounting Officer)

/s/HALL ADAMS, JR.                                 Director
Hall Adams, Jr.

/s/BRENDA C. BARNES                                Director
Brenda C. Barnes

/s/WARREN L. BATTS                                 Director
Warren L. Batts

/s/ALSTON D. CORRELL, JR.                          Director
Alston D. Correll, Jr.

/s/MICHAEL A. MILES                                Director
Michael A. Miles

/s/RICHARD C. NOTEBAERT                            Director
Richard C. Notebaert

/s/HUGH B. PRICE                                   Director
Hugh B. Price
/s/CLARENCE B. ROGERS, JR.                         Director
Clarence B. Rogers, Jr.

/s/PATRICK G. RYAN                                 Director
Patrick G. Ryan

/s/DOROTHY A. TERRELL                              Director
Dorothy A. Terrell